UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD

In connection with the proposed offering described in Item 8.01 below, Open Text Corporation (“OpenText” or the “Company”) is providing certain information including certain unaudited pro forma financial information and certain risk factors, which information is included in the offering memorandum (subject to completion) for the proposed offering described under 8.01 below. The disclosure is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 (including Exhibit 99.1) is being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or any filing under the Exchange Act, regardless of any general incorporation language in any such filing.

Item 8.01	Other Events

On November 14, 2022, OpenText issued a press release that the Company intends to commence a proposed offering of senior secured notes pursuant to Rule 144A and Regulation S under the Securities Act. A copy of the press release is filed as Exhibit 99.2 hereto, and the information contained in Exhibit 99.2 is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Certain Regulation FD information

99.2	Press Release dated November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

November 14, 2022	By:	/s/ Michael F. Acedo
Michael F. Acedo Executive Vice-President, Chief Legal Officer & Corporate Secretary